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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
CLICK COMMERCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLICK COMMERCE, INC.
200 East Randolph Drive
52nd Floor
Chicago, Illinois 60601
(312) 482-9006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 6, 2004

        Notice is hereby given that the 2004 Annual Meeting of Shareholders (the "Annual Meeting") of Click Commerce, Inc. (the "Company") will be held on May 6, 2004 at the Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois at 11:00 a.m. Central Daylight Time, for the following purposes:

  1.
  To elect Class I directors to three-year terms;

  2.
  To approve an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan to increase the number of shares authorized for issuance thereunder by an additional 300,000 shares;

  3.
  To approve an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan to allow for the issuance of shares of restricted Company Stock under the Plan;

  4.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year; and

  5.
  To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors of the Company has fixed the close of business on March 19, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors

Justin C. Dearborn Secretary

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2004

Information Concerning Solicitation and Voting

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Click Commerce, Inc., a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Shareholders to be held on May 6, 2004 (the "Annual Meeting") at 11:00 a.m., Central Daylight Time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Mid-America Club, 200 East Randolph Drive, Chicago, Illinois. This proxy statement and accompanying proxy card were mailed on or about April 8, 2004 to all shareholders entitled to vote at the Annual Meeting.

        Unless otherwise indicated, all share figures contained herein have been adjusted to reflect a 1-for-5 reverse stock split effected on September 4, 2002 (the "Reverse Split").

Solicitation of Proxies

        The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. Brokers and other nominees who held Common Stock of the Company at the close of business on March 19, 2004 (the "Record Date") will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners.

Voting Rights and Outstanding Shares

        Only holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,391,643 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. In the election for the Class I directors, the two nominees receiving the highest number of "FOR" votes will be elected to the Board. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote "AGAINST." Broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will not be considered, as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

        If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the Record Date, and a quorum must be present at such reconvened meeting.

        Representatives of Computershare Investor Services LLC, the Company's transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.

        If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Michael W. Ferro, Jr. and Michael W. Nelson, the Board's proxy agents for the Annual Meeting, in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for the election of the two nominees for director to the Board for terms expiring in 2007; (ii) for the approval of an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan to increase the shares authorized for issuance thereunder by an additional 300,000 shares; (iii) for the approval of an amendment of the Company's Stock Option and Stock Award Plan to allow for the issuance of restricted stock thereunder; (iv) for the ratification of the appointment of KPMG LLP as the Company's independent auditors; and (v) at the discretion of Mr. Ferro and Mr. Nelson, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If for any unforeseen reason, any of the Company's nominees is not available as a candidate for director, the two proxy holders will vote the shareholder proxies for such other candidate or candidates as may be nominated by the Board. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Michael W. Nelson, Click Commerce, Inc., 200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601.

BOARD STRUCTURE AND COMPENSATION

        The Board is divided into three classes serving staggered three-year terms. The Board has seven members and has the following four standing committees: (1) Audit, (2) Human Resources and Compensation, (3) Governance and (4) Executive. Committee membership during the 2003 fiscal year and the function of each committee are described below. During the 2003 fiscal year, the Board held ten meetings and took one action by written consent. During the 2003 fiscal year, the Audit Committee held seven meetings, the Human Resources and Compensation Committee held four meetings and took one action by written consent, the Governance Committee held two meetings and the Executive Committee held one meeting. Each director attended at least 75% of all Board meetings and applicable committee meetings, except Mr. Leslie Shroyer who resigned from the Board on January 29, 2003, Mr. Murdock who resigned from the Board as of June 17, 2003, Mr. Devers who was appointed by the Board on June 25, 2003, Mr. Skinner who was appointed by the Board on July 24, 2003, and Mr. Stearns who was appointed by the Board effective on March 31, 2004. The Board has determined that each of the following directors is an "independent director" as that term is defined in Rule 4200(a)(14) of the National Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD"): Mr. Leslie Shroyer, Mr. William J. Devers, Mr. Emmanuel A. Kampouris, Mr. Andrew J. McKenna, Mr. John F. Sandner, Mr. Samuel K. Skinner, Mr. Neele E. Stearns, and Ms. Edwina Woodbury.

Audit Committee

        The Audit Committee of the Board (the "Audit Committee") is responsible for the oversight of the quality and integrity of the Company's financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent accountants, the performance of its audit function and independent accountants and significant financial matters. In discharging its duties, the Audit Committee is expected to do the following:

  •
  have the sole authority to select, compensate, oversee, evaluate and replace the independent accountants;

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  review and approve the scope of the annual audit;

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  review and pre-approve the engagement of the Company's independent accountants to perform audit and non-audit services, as well as the related fees for such services;

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  meet independently with the Company's independent accountants and senior management;

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  review the integrity of the Company's financial reporting process;

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  review the Company's financial statements and disclosures and U.S. Securities and Exchange Commission ("SEC") filings relating thereto;

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  monitor compliance with the Company's Code of Business Conduct and Ethics; and

  •
  review disclosure from the Company's independent accountants regarding Independence Standards Board Standard No. 1.

        The Board has determined that each member of the Audit Committee is an "independent director" as such term is currently defined in Rule 4200(a)(14) of the National Marketplace Rules of the NASD. From January 1, 2003 through July 24, 2003, the members of the Audit Committee were Ms. Woodbury, Mr. McKenna, and Mr. Sandner. Since that time forward, the Audit Committee consisted of Ms. Woodbury, Mr. Devers, and Mr. Sandner. Additionally, the Board has determined that Edwina Woodbury, the Chairperson of the Audit Committee, satisfies the definition of "audit committee financial expert" set forth in Item 401(h)(2) of Regulation S-K.

        The Audit Committee has a written charter, which was amended and restated on March 19, 2003 by the Board in light of the additional responsibilities resulting from the Sarbanes-Oxley Act of 2002. The Board will reassess the adequacy of the Audit Committee charter following the final adoption of new corporate governance standards proposed by the NASD and new rules requiring audit committee responsibility contemplated by the Sarbanes-Oxley Act of 2002. A copy of the Audit Committee's charter was attached to the Company's proxy statement as Appendix A for fiscal year 2003.

Human Resources and Compensation Committee

        The Human Resources and Compensation Committee of the Board (the "Compensation Committee") determines, approves and reports to the Board on all elements of compensation for the Company's elected officers, including total cash compensation and long-term equity-based incentives. From January 1, 2003 through July 24, 2003, the members of the Compensation Committee were Mr. Kampouris and Ms. Woodbury, and until his resignation on June 17, 2003, Mr. Murdock. Since July 24, 2003, the Compensation Committee has been comprised of Mssrs. Kampouris, McKenna, and Skinner. The Board has determined that all of the members of the Human Resources and Compensation Committee are independent directors within the meaning of Rule 4200 of the National Marketplace Rules of NASD.

Governance Committee

        The Governance Committee of the Board (the "Governance Committee") is responsible for proposing a slate of directors for appointment by the Company's shareholders at each annual meeting and candidates to fill any vacancies on the Board and other matters relating to the composition of the Board. The members of the Governance Committee from January 1, 2003 through July 24, 2003 were Mssrs. McKenna and Sandner, and until his resignation on June 17, 2003, Mr. Murdock. Since July 24, 2003, Mssrs. McKenna, Kampouris and Skinner have comprised the Governance Committee. The Board has determined that each member of the Governance Committee is an "independent director" as such term is currently defined in Rule 4200(a)(14) of the National Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD"). As noted earlier, three of the Company's current directors, Messrs. Devers, Skinner, and Stearns were appointed by the Board to fill newly-created vacancies since the time of the Company's last annual meeting and have not been previously elected by the shareholders. Mr. Devers and Stearns were recommended to the Governance Committee by a non-management Director. Mr. Skinner was recommended to the Governance Committee by Mr. Ferro. The Company will consider nominees for the Board recommended by security holders only if such nominations are submitted in accordance with the Company's Bylaws and applicable securities laws. See

"Shareholder Proposals" below. It is also responsible for addressing the Board's internal governance issues and other matters concerning the functioning of the Board. A copy of the Governance Committee charter is attached as Appendix B.

        The Company's Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's Annual Meeting of Stockholders. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Governance Committee (or its predecessors). To date, the Company has not received any recommendations from stockholders requesting that the Governance Committee (or any predecessor) consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Governance Committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

        In evaluating director nominees, the Governance Committee considers the following factors:

  •
  the appropriate size of the Company's Board of Directors;

  •
  the needs of the Company with respect to the particular talents and experience of its directors;

  •
  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

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  familiarity with national and international business matters;

  •
  experience with accounting rules and practices;

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  appreciation of the relationship of the Company's business to the changing needs of society; and

  •
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board meet the definition of "independent director" under NASDAQ rules. The Governance Committee also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

        The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website.

Executive Committee

        The Executive Committee of the Board (the "Executive Committee") meets or takes written action when the Board is not otherwise meeting or able to obtain a quorum for a meeting of the Board. The Executive Committee has full authority to act on behalf of the Board, except that it cannot take any action which requires the approval of a majority of the members of the Board or take any other action not permitted under Delaware law to be delegated to a committee. In 2003, the members of the Executive Committee were Mssrs. Ferro, Kampouris and McKenna and Ms. Woodbury.

Statement on Corporate Governance

        The Company has had formal corporate governance standards in place since its initial public offering in June 2000. The Company has reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the final and proposed rules of the SEC and final and proposed NASDAQ listing standards regarding corporate governance policies and processes. The Company believes that its current standards meet the final rules and already meet most of the proposed requirements. The Company amended the charters of its Compensation Committee and Audit Committee to implement voluntarily certain of the proposed rules and standards. The Company will further amend, to the extent necessary, its standards and Board committee charters once final rules have been adopted. Shareholders can access the latest standards and charters of the Company and the Board and its committees by writing to us at Click Commerce, Inc., 200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601, Attention: Investor Relations.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

        Directors who are employed by the Company do not receive any compensation for their Board activities. Each of the non-employee directors of the Company was granted, as of July 29, 2003, an option to purchase 10,000 shares of Common Stock of the Company at $1.89 per share, the fair market value of the Common Stock at the time of the grant, and a cash award of $25,000. In addition, Ms. Woodbury received an award of an additional $10,000 as the chairperson of the Audit Committee and Messrs. Kampouris and McKenna each received an additional $5,000 for serving as the chairperson of the Compensation Committee and the Governance Committee, respectively. In 2003, to avoid issuing stock or options during the evaluation by the Board of Directors of an offer to purchase the Company, the annual stock award was paid in cash. The date of the option grant was established as the earliest date such options could be granted following resolution of the evaluation of the offer to purchase the Company in accordance with the Company's insider trading policy. All of the foregoing stock options and cash awards were made pursuant to the Click Commerce, Inc. Directors' Stock Option and Stock Award Plan.

        At each annual meeting of shareholders, non-employee directors are automatically granted an option to purchase 10,000 shares of the Company's Common Stock. Individuals who become directors at times other than the date of the annual meeting of the shareholders are automatically granted an option for the number of shares of Common Stock equal to 10,000 times a fraction, the numerator of which is the number of days the individual will serve until the next annual meeting and the denominator of which is 365. The option exercise price of these automatic grants will be equal to the fair market value on the automatic grant date. Such options are not exercisable for six months and expire at the earlier of (1) termination of the director for cause, (2) one year after death, and (3) ten years from the date of grant. Non-employee directors of the Company also receive at the discretion of the Board, either (i) an automatic grant each year of shares of the Company's Common Stock equal in value to $25,000 based on the fair market value of the Common Stock on the date of grant or (ii) cash in the amount of $25,000. A non-employee director who serves as the chairperson of the Audit Committee will also receive an additional automatic grant each year of shares of the Company's Common Stock equal in value to $10,000, based on the fair market value of the Common Stock on the date of the grant. Non-employee directors who serve as the chairperson of the Compensation Committee and the Governance Committee each receive an additional automatic grant each year of shares of the Company's Common Stock equal in value to $5,000, based on the fair market value of the Common Stock on the date of the grant. Directors who make an effective election may defer receipt for all or a portion of these shares of Common Stock. Chairperson compensation may also be paid in cash in the amounts noted at the discretion of the Board. All directors are also reimbursed for their reasonable out-of-pocket expenses incurred while serving on the Board or any committees.

        All directors, except for Leslie Shroyer, Jerry Murdock, William Devers, Samuel Skinner and Neele Stearns, served as directors for the entire 2003 fiscal year.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

        The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires.

        Ms. Woodbury's term expires at this 2004 annual meeting. Ms. Woodbury, however, has chosen not to stand for reelection. Mr. Stearns was appointed as a Class I director on March 31, 2004. Mr. Skinner was appointed as a Class I director on July 24, 2003. Both Messrs. Skinner and Stearns will stand for election at this annual meeting. Directors elected at the 2004 annual meeting will hold office for a three-year term expiring at the annual meeting in 2007 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company and all have consented to serve as directors of the Company if elected. There are no family relationships among the Company's executive officers and directors.

Class I Directors—Nominees for Three-Year Terms That Will Expire In 2007:

        Neele E. Stearns, Jr. has been Chairman of Financial Investments Corporation, a private equity investment firm, since February 2001. He also serves as director of Maytag Corporation and Footstar, Inc. Until May 2003, at which time it was merged into Moore Corporation, Mr. Stearns was also a director of Wallace Computer Services, Inc. At Maytag, Mr. Stearns is a member of the Executive Committee and Chairman of the Audit Committee; at Footstar, Inc. he was Chairman of the Audit Committee from 2001 until September 15, 2003, at which time he became the Interim Chairman and CEO of Footstar. He served in that capacity until mid-January, 2004. At Wallace Computer Services, he was a member of the Executive Committee, Chairman of the Nominating and Governance Committee and a member of the Audit Committee. Previously, Mr. Stearns was Chairman of the Board of Wallace Computer Services, Inc. from January 2000 through November 2000. Prior to 1995, he was President and Chief Executive Officer of CC Industries, Inc., a diversified holding company in Chicago, Illinois. Mr. Stearns is a Trustee of Evanston Northwestern Healthcare, a not-for-profit healthcare organization, and was Chairman of Highland Park Hospital prior to its merger with ENH. Mr. Stearns is 67 years old.

        Samuel K. Skinner has served as a director since July 24, 2003. Mr. Skinner is the former Chairman, President and CEO of USFreightways Corporation leading a workforce of over 22,000 employees and annual revenues in excess of $2.5 billion. During each of the years he served as CEO at USF, the company was recognized by Fortune magazine as one of the most admired corporations in America and received numerous awards for excellence from national publications and customers. Mr. Skinner retired in May of 2003. Mr. Skinner is also the former president of the Commonwealth Edison Company and its holding company, Unicom Corporation. Mr. Skinner served as Chief of Staff to President George Bush and as US Secretary of Transportation. Prior to his White House service, Mr. Skinner served in President Bush's Cabinet for nearly three years as Secretary of Transportation. In that capacity, he served as Chief Executive Officer of a Department with a budget of over $30 billion and a workforce of 105,000 people. President Gerald Ford appointed Mr. Skinner as United States Attorney, one of the first career prosecutors ever to hold that position. Mr. Skinner sits on the board of directors of Midwest Express Holdings, Inc., Navigant Consulting, Dade Behring, Express Scripts, Diamond Cluster International, and APAC Customer Services. Mr. Skinner is 65 years old.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO THE BOARD AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

        The Company's directors listed below are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with the Company's Bylaws.

Class II Directors—Directors Whose Terms Will Expire In 2005:

        Mr. Jerry Murdock resigned as a director effective on June 17, 2003.

        Andrew J. McKenna has served as a director since June 2001. He serves as the Chairperson of the Governance Committee and as a member of each of the Compensation Committee and the Executive Committee. Andrew J. McKenna is Chairman and Chief Executive Officer of Schwarz, an international distributor of paper packaging and allied products and also a printer, producer and converter of paper products. He is a director of Aon Corporation, Chicago Bears Football Club, Inc., McDonald's Corporation, and Skyline Corporation. He served as the Chairman of the Board of Trustees of the University of Notre Dame from 1992-2000 and was Vice Chairman for six years prior to that and continues to serve as a trustee. He is a trustee and the immediate past chairman of the board of Trustees of the Museum of Science and Industry. He is past Chairman of the Economic Club of Chicago. He is a director of The American Ireland Fund, Children's Memorial Hospital of Chicago, Big Shoulders Fund of the Archdiocese of Chicago, The Ireland Economic Advisory Board, Lyric Opera of Chicago and the United Way of Metropolitan Chicago, among many others. He currently serves as the Chairman of the Civic Committee of The Commercial Club of Chicago and is the immediate past chairman of The Commercial Club of Chicago. In addition, he is the Founding Chairman of Chicago Metropolis 2020. Mr. McKenna is 74 years old.

        William J. Devers has served as a director since June 2003. He serves as a member of the Audit Committee. He is President of Devers Group, Inc., established in 1983 as a vehicle for his private investments. Mr. Devers grew the company to $75 million in revenue employing about 700, financed solely with his own capital and commercial bank lines. In his early years, Mr. Devers worked for IBM and Honeywell. In 1968, Mr. Devers was given the opportunity to start a new business venture with the financial support of Trans Union Corporation, automating consumer credit records in order to provide computerized credit reports to consumer credit grantors. Today the company is one of the three national consumer credit reporting companies in the United States along with TRW and Equifax. Currently, Mr. Devers is Chairman of the Board for Global Turnkey Systems, Inc. and Network Computing Corporation. He also sits on the board of directors of Schwarz Paper Company, Children's Memorial Hospital, and Big Shoulders Fund. In addition, Mr. Devers serves on the Advisory Boards at the University of Notre Dame and Catholic Charities of Chicago and is a Trustee of the Museum of Science and Industry.

He is a graduate of Pennsylvania State University, with a bachelor's degree in Economics. Mr. Devers is 70 years old.

        John F. Sandner has served as a director since April 2001. He serves as a member of the Audit Committee and, from March 19, 2003 through July 24, 2003, the Governance Committee. Since August 2, 2001, Mr. Sandner has served as a director of Chicago Mercantile Exchange Holdings, Inc. which completed an initial public offering of shares of its Common Stock on December 23, 2002. Mr. Sandner has served as a Special Policy Advisor to the Chicago Mercantile Exchange ("CME") since 1998 and as a member of CME's board of directors since 1978. From 1980 through 1997, Mr. Sandner served as chairman of CME's board of directors. Mr. Sandner has been chief executive officer of RBH Financial Services, a clearing firm of the CME, since 1985. Mr. Sandner has been chairman of E*TRADE Futures LLC since 2003. From 1998 until 2001, Mr. Sandner was the chairman of FreeDrive.com, an Internet business. Mr. Sandner is also a director of the National Futures Association. Mr. Sandner serves on the President's Export Council, the premier national advisory committee on international trade. Mr. Sandner is a trustee of the University of Notre Dame, Rush-Presbyterian-St. Luke's Medical Center and the Lyric Opera of Chicago. Mr. Sandner is 62 years old.

Class III Directors—Nominees for a Three-Year Term That Will Expire In 2006:

        Michael W. Ferro, Jr. began to develop the product underlying the Company in 1994, founded the Company in 1996 and has served as Chief Executive Officer and Chairman of the Board since the Company's inception. He serves as the Chairperson of the Executive Committee. Prior to founding the Company, Mr. Ferro founded Chem-Roof, a provider of chemical treatment for cedar roofs, in 1988. Mr. Ferro also served as president of the Earthwood Care division of Pettibone Corporation, a multinational equipment manufacturer, from 1992 to 1994 after the sale of Chem-Roof to Pettibone in 1992. Mr. Ferro is 37 years old.

        Emmanuel A. Kampouris has served as a director since February 2000. He serves as Chairperson of the Compensation Committee, as a member of the Executive Committee and as of July 24, 2003 a member of the Governance Committee. From 1989 until his retirement in 1999, Mr. Kampouris served as the President and Chief Executive Officer of American Standard Companies Inc., a provider of air conditioning, bathroom and kitchen fixtures, automotive braking and control systems and medical diagnostic products. He also served as chairman of American Standard Companies, Inc.'s board from 1993 until 1999. He also serves as a director of Stanley Works Corp., a manufacturer of tools and home products, Smartdisk Corp., a manufacturer and marketer of advanced consumer electronic products, Horizon Blue Cross and Blue Shield, a provider of healthcare coverage, Alticor Corp., a global direct marketer, the National Endowment for Democracy, the Hudson Institute and the Oxford University Council for the School of Management Studies. Mr. Kampouris also served on the board of the United States Chamber of Commerce from 1994 through 2001. Mr. Kampouris is 69 years old.

EXECUTIVE OFFICERS

        Michael W. Nelson has served as Vice President, Chief Financial Officer and Treasurer of the Company since August 2002. Previously, Mr. Nelson served as the Company's Controller from May 2000 to August 2002 when he assumed his current position. From March 1998 until April 2000, Mr. Nelson served as Chief Financial Officer of SAFCO Technologies, Inc., a provider of test tools, planning and analysis software and engineering services for the wireless telephone industry that was acquired by Agilent Technologies, Inc. in July 2000. Prior to that, Mr. Nelson, a CPA, spent 9 years with Price Waterhouse. Mr. Nelson is 38 years old.

        Justin C. Dearborn has served as Vice President, Human Resources and Corporate Legal Affairs of the Company since January 1, 2003. Apart from a short engagement as the Company's Director of Strategic Alliances, Mr. Dearborn has served as General Counsel of the Company since he joined the Company in

September 1997. Mr. Dearborn was appointed Corporate Secretary on May 2, 2003. Mr. Dearborn joined the Company in 1997 from Motorola. While at Motorola, Mr. Dearborn specialized in intellectual property transactions. Mr. Dearborn worked in Motorola's Government Sector on the Iridium Project as well as holding management positions in the Semiconductor and Corporate Groups. Mr. Dearborn is 34 years old.

        Daniel J. Taylor has served as Senior Vice President, Customer Services of the Company since April 2003. Mr. Taylor is responsible for customer sales and account development, software implementation services, technology support and hosting operations. From May 2001 to April 2003, Mr. Taylor was Chief Financial Officer and Vice President of Customer Operations for Allegis Corporation, an enterprise software company. At Allegis, Mr. Taylor completed the successful merger of the company with Click Commerce. Prior to assuming the CFO role, Mr. Taylor was the Vice President of Finance and Operations for Allegis Corporation. Before joining Allegis, Mr. Taylor held managerial posts in finance and operations with SBC Corporation for over 14 years. Mr. Taylor began his career as an auditor at Price Waterhouse Coopers and is a CPA in the State of California. Mr. Taylor is 46 years of age.

        Christy L. Mueller has served as Vice President, Worldwide Sales of the Company since January 1, 2004. Prior to this role, Ms. Mueller served as Vice President of Business Consulting. Prior to Click Commerce, Ms. Mueller managed an international business development organization for Motorola, Inc. and was directly responsible for the introduction and successful sale of new technologies into the Asia-Pacific region. In her career at Motorola, Ms. Mueller also held several management and engineering positions. Ms. Mueller is 36 years old.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE CLICK COMMERCE, INC.
STOCK OPTION AND STOCK AWARD PLAN TO INCREASE THE SHARES
AUTHORIZED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 300,000 SHARES

        The Board has approved and recommends that the shareholders consider and approve an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan (exclusive of changes proposed under Proposal No. 3 hereunder, "Option Plan") in order to increase by 300,000 the number of shares of Common Stock available for grant under the Option Plan from 1,556,169 shares of Common Stock to 1,856,169 shares of Common Stock. The following summary of the Option Plan is qualified in its entirety by the text of the Option Plan, as amended and restated, which is set forth in Appendix A hereto.

        The Option Plan was approved by the written consent of the shareholders as of January 20, 2000 and became effective upon the Company's initial public offering on June 27, 2000. Under the Option Plan, 7,780,842 shares of Common Stock were initially reserved and available for grant prior to the subsequent adjustment on September 4, 2002 of outstanding options and shares in connection with the Reverse Split. After the Reverse split, there were 1,556,169 shares of Common Stock available under the Option Plan. The Option Plan was amended by the Board on March 31, 2000 to establish the compensation payable to executive and key management employees, officers, directors and consultants of the Company ("Eligible Grantees"). Such amendment was approved by written consent of the shareholders as of June 5, 2000.

        Pursuant to the Option Plan, Eligible Grantees are offered the opportunity: (i) to acquire shares of Common Stock through the exercise of stock options granted under the Option Plan; and (ii) to be awarded shares of Common Stock, subject to conditions and restrictions determined by the Compensation Committee. It is not possible at this time to estimate the number of additional Eligible Grantees under the Option Plan. Details are presented in the Summary Compensation Table regarding stock options granted during the last three years to each of the Named Executive Officers.

        The Board has authorized the Compensation Committee to make grants under the Option Plan. The Compensation Committee determines who are Eligible Grantees, the types of awards, and the terms, conditions and restrictions applicable to any award.

        The key features of the Option Plan, and other historical option grant information have been highlighted below:

  •
  All options are granted under plans which have been approved by the Company's stockholders;

  •
  The Option Plan is administered exclusively by our Compensation Committee which is composed entirely of independent directors;

  •
  The Option Plan requires, and all options outstanding have, an exercise price not less than the fair market value of a share of Common Stock on the date of the grant;

  •
  The Option Plan authorizes the grant of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or options that do not meet the requirements of the Internal Revenue Code ("NSOs"). An option (or portion thereof) that is not designated an ISO, does not satisfy all of the requirements of Section 422 of the Internal Revenue, or is granted to an individual who is not an employee or officer of the Company shall be a NSO.

  •
  In tandem with any option awarded under the Option Plan, the Compensation Committee may also award stock appreciation rights ("SARs")

  •
  The Company's options granted in any given year expressed as a percentage of the Company's shares outstanding, for fiscal year 2003 was 11.5%.

        The Option Plan may be amended by the Compensation Committee without further shareholder approval, except to the extent shareholder approval is required by law or rules applicable to companies listed on the NASDAQ Stock Market.

Federal Income Tax Consequences

        The Federal income tax consequences to the Company and the grantee upon the grant and exercise of stock options are substantially as follows:

        A grantee will generally not recognize any taxable income at the time NSOs are granted. Upon the exercise of the NSO, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares received on the exercise over the exercise price.

        The Company is generally not entitled to a tax deduction at the time NSOs are granted; however, the Company is entitled to a deduction equal to the grantee's taxable income at the time the grantee recognizes the income. The Company will withhold from the grantee taxes due, as the Company determines is required.

        A grantee who receives restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the time of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as a capital gain (or loss) upon a subsequent sale of the shares. However, if the grantee does not make a Section 83(b) Election, then the grant will be taxed as ordinary compensation income at the full fair market value (less any amount paid therefor by the grantee) on the date that the restrictions imposed on the shares expire. Unless a grantee makes a Section 83(b) Election, any dividends paid on the stock subject to the restrictions are compensation income to the grantee.

        An Eligible Grantee under the Option Plan who defers receipt of such shares will not be taxed on the shares when they are granted. Instead, the employee, officer, director or consultant will be taxed on the then current value of the shares when they are actually distributed and the Company will be entitled to a corresponding income tax deduction at that same time.

        The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee on restricted stock, including dividends paid on the stock, subject to the limitations of Section 162(m) of the Code.

Securities Underlying Stock Options

        The market value of a share of Common Stock as of March 25, 2004 was $5.85 per share. Following receipt of shareholder approval, the Company plans to register the shares newly available under the Option Plan under the Securities Act of 1933.

Required Vote

        The affirmative vote of a majority of all of the outstanding Common Stock entitled to vote at the Annual Meeting is required to approve the increase in the number of shares reserved for issuance under the Option Plan.

        THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE AMENDMENT TO THE OPTION PLAN UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE
CLICK COMMERCE, INC. STOCK OPTION AND STOCK AWARD PLAN
TO AUTHORIZE THE ISSUANCE OF RESTRICTED STOCK THEREUNDER

The Proposal

        In addition to amending the Option Plan under Proposal No. 2, the Board has approved and recommends that the shareholders consider and approve an amendment to the Option Plan (including the proposed amendment, the "Plan") in order to allow for issuance of restricted stock. Under the Plan, the Compensation Committee shall have the authority to issue shares of Common Stock to Eligible Grantees as compensation for services rendered or to be rendered to the Company, which shares will be subject to such restrictions and other terms and conditions as the committee determines to be appropriate at the time of the grant ("Restricted Stock"). Each award of restricted stock will be made pursuant to a written agreement between the Company and the award recipient.

        Pursuant to the Plan, in addition to the Compensation Committee's options to award Eligible Grantees ISOs, NSOs and SARs, it may also award Eligible Grantees Restricted Stock. Each award of Restricted Stock will be made pursuant to a written agreement between the Company and the award recipient. It is not possible at this time to estimate the number of additional Eligible Grantees under the Plan.

        The Board has authorized the Compensation Committee to make grants under the Plan. The Compensation Committee determines who are Eligible Grantees, the types of awards, and the terms, conditions and restrictions applicable to any award.

        The key features of the Restricted Stock to be offered are:

  •
  All Restricted Stock shall be granted under plans which have been approved by the Company's stockholders;

  •
  The Plan is administered exclusively by our Compensation Committee which is composed entirely of independent directors;

  •
  In tandem with any Restricted Stock awarded, the Compensation Committee may award options or SARs.

  •
  If Proposal No. 2 is approved, restricted stock awards may be granted alone, in addition to, or in tandem with other awards under the Option Plan. Unless the Compensation Committee determines otherwise, the stock award agreement will provide that any non-vested stock is forfeited back to the Company upon the grantee's termination of employment for any reason. The forfeiture provisions for non-vested stock will lapse at a rate to be determined by the Governance Committee.

Federal Income Tax Consequences

        A grantee will not generally recognize any taxable income at the time Restricted Stock is granted. Upon the vesting of the Restricted Stock, the grantee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the date it becomes vested over any amount paid by the grantee in exchange for the stock. The income realized by the grantee will generally be subject to United States income and employment taxes.

        The Company is not generally entitled to a tax deduction at the time Restricted Stock is granted; however, the Company is entitled to a deduction equal to the grantee's taxable income at the time the grantee recognizes the income. The Company will withhold from the grantee taxes due, as the Company determines is required.

        The grantee's basis for determination of gain or loss upon the subsequent disposition of shares acquired as Restricted Stock awards will be the amount paid for such shares plus any ordinary income recognized when the stock becomes vested. Upon the disposition of any stock received as a Restricted Stock award, the difference between the sale price and the grantee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the grantee recognized compensation income with respect to such shares.

        A grantee who receives Restricted Stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the time of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as a capital gain (or loss) upon a subsequent sale of the shares. However, if the grantee does not make a Section 83(b) Election, then the grant will be taxed as ordinary compensation income at the fair market value (less any amount paid therefor by the grantee) on the date that the restrictions imposed on the shares expire. Unless a grantee makes a Section 83(b) Election, any dividends paid on the stock subject to the restrictions are compensation income to the grantee.

        An Eligible Grantee under the Option Plan who defers receipt of such shares will not be taxed on the shares when they are granted. Instead, the grantee will be taxed on the then current fair market value of the shares when they are actually distributed and become vested and the Company will be entitled to a corresponding income tax deduction at that same time.

        The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee on Restricted Stock, including dividends paid on the stock, subject to the limitations of Section 162(m) of the Code.

Securities Underlying Stock Options

        The market value of a share of Common Stock as of March 25, 2004 was $5.85 per share. Following receipt of shareholder approval, the Company plans to register the shares newly available under the Option Plan under the Securities Act of 1933.

Vote Required

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CLICK COMMERCE, INC. STOCK OPTION AND

AWARD PLAN TO ALLOW FOR THE ISSUANCE OF RESTRICTED STOCK THEREUNDER AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP as the Company's independent auditors to audit its consolidated financial statements for the year ending December 31, 2004, subject to ratification of the appointment by the Company's shareholders. During the 2003 fiscal year, KPMG LLP served as the Company's independent auditors and also provided certain tax and other consulting services. The Company has been advised by KPMG LLP that neither it nor any of its members has any direct or indirect financial interest in the Company.

        Although the Company is not required to seek shareholder approval of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of March 19, 2004, concerning:

  •
  beneficial ownership of the Company's Common Stock by Michael W. Ferro, Jr. and entities affiliated with Insight Capital Partners the only beneficial owners of 5% or more of the Company's Common Stock;

  •
  beneficial ownership of the Company's Common Stock by all current directors and executive officers named in the Summary Compensation Table herein; and

  •
  beneficial ownership of the Company's Common Stock by all current directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, current director or Named Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire as of May 18, 2004, 60 days after the record date of March 19, 2004, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, or dependent children within his or her household with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Click Commerce, Inc., 200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Nature of Beneficial Ownership of Common Shares as of 3/19/04		Percent Of Class
Michael W. Ferro, Jr.	2,864,564	(1)	34.15%
William J. Devers	18,415	(2)	*
Emmanuel A. Kampouris	30,286	(3)	*
Andrew J. McKenna	21,109	(4)	*
Jack F. Sandner	22,720	(5)	*
Samuel K. Skinner	7,760	(6)	*
Edwina D. Woodbury	26,649	(7)	*
Insight Capital Partners	963,443	(8)(9)	11.49%
Justin C. Dearborn	—		*
Christina L. Mueller	13,325	(10)	*
Michael W. Nelson	32,850	(11)	*
Daniel J. Taylor	—		*
Executive Officers, Directors and Nominees as a group	3,038,928	(12)	35.70%

(1)
The business address for Mr. Ferro is: Click Commerce, Inc., 200 East Randolph Drive, 52nd Floor, Chicago, IL 60601.

(2)
Includes 8,415 vested options.

(3)
Includes 16,000 vested options and 8,601 shares of common stock deferred pursuant to the Directors' stock award plan.

(4)
Includes 13,896 vested options and 6,813 shares of common stock deferred pursuant to the Directors' stock award plan.

(5)
Includes 14,170 vested options and 6,750 shares of common stock deferred pursuant to the Directors' stock award plan.

(6)
Includes 7,760 vested options.

(7)
Includes 16,000 vested options and 10,149 shares of common stock deferred pursuant to the Directors' stock award plan.

(8)
As of February 19, 2004, according to a Schedule 13D filed with the SEC, includes shares held by Insight Venture Associates III, LLC and affiliated funds as well as several individuals who are managing members of the various funds.

(9)
The business address for Insight Venture Associates III, LLC is 680 Fifth Avenue, New York, NY 10019.

(10)
Includes 12,825 vested options and 500 options exercisable within 60 days March 19, 2004.

(11)
Includes 32,800 vested options.

(12)
Includes 123,116 vested options and 500 options exercisable within 60 days of March 19, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Section 16 Reporting Persons") to file with the SEC reports regarding their ownership and changes in ownership of the Company's Common Stock. During the 2003 fiscal year, none of the Section 16 Reporting Persons failed to file such reports on a timely basis.

EXECUTIVE COMPENSATION

        The following table sets forth certain compensation information with respect to services rendered to the Company by its Chief Executive Officer and its four other highest paid executive officers (collectively, the "Named Executive Officers"). All information set forth in this table reflects compensation earned by these individuals for services with the Company for the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name					Securities Underlying Options (#)	All Other Compensation ($)
	Year		Salary ($)	Bonus ($)
Michael W. Ferro, Jr. Chairman and Chief Executive Officer	2003 2002 2001		233,077 237,508 6,592	68,750 — —	400,000 — —	107,965 51,787 34,915	(1) (2) (2)
Michael W. Nelson Vice President, Chief Financial Officer and Treasurer	2003 2002 2001		175,231 133,865 114,711	31,250 — 10,000	30,000 40,000 600	5,688 — —	(3)
Daniel J. Taylor Vice President of Field Operations	2003	(4)	138,250	62,062	30,000	—
Justin C. Dearborn Vice President, Corporate Legal Affairs & Human Resources	2003 2002 2001		154,212 119,711 105,500	23,750 —	5,000 —	— —
Christina L. Mueller Vice President, Sales	2003 2002 2001		126,347 145,385 140,750	9,043 —	10,000 — 9,002	188 7,279 71,481	(5) (5) (5)

(1)
Includes the exercise of a non-qualified stock option resulting in compensation of $66,000 and the cost of car and parking allowance and other personal living allowances included in Mr. Ferro's employment contract, including primary tax record keeping and preparation services reimbursed by the company.

(2)
The cost of car and parking allowance and other personal living allowances included in Mr. Ferro's employment contract, including primary tax record keeping and preparation services reimbursed by the company.

(3)
Resulting from the exercise of a non-qualified stock option.

(4)
Partial year of employment.

(5)
Includes commissions earned.

Option Grants In Last Fiscal Year

        The following table sets forth all grants of options to acquire shares of the Company's Common Stock granted to the Named Executive Officers for the fiscal year ended December 31, 2003.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
		Percent of Total Options Granted to Employees in Fiscal Year (1)
	Number of Securities Underlying Options Granted
Name			Exercise Price ($/Share)	Expiration Date
					0%	5%	10%
Justin C. Dearborn	25,000(3)	2.76%	$1.80	2/20/13	$0	$28,300	$71,718
Justin C. Dearborn	5,000(4)	0.55%	2.72	4/29/13	—	8,553	21,675
Michael W. Ferro, Jr.	400,000(5)	44.22%	1.89	7/29/13	—	475,444	1,204,869
Christina L. Mueller	10,000(3)	1.11%	1.80	2/20/13	—	11,320	28,687
Michael W. Nelson	25,000(3)	2.76%	1.80	2/20/13	—	28,300	71,718
Michael W. Nelson	5,000(4)	0.55%	2.72	4/29/13	—	8,553	21,675
Daniel J. Taylor	30,000(6)	3.32%	1.89	7/29/13	—	35,658	90,365

(1)
All options were granted under the Employee Stock Option and Stock Award Plan under which a total of 904,500 stock options were awarded in 2003.

(2)
Potential realizable values are net of exercise price before taxes, and are based on the assumption that the Company's Common Stock appreciates at the annual rate shown compounded annually from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect the Company's projections or estimates of future stock price growth. The Company's management cautions shareholders and option holders that such increases in stock prices are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

(3)
Options granted vested 25% on February 20, 2004 and will vest 25% on each of February 20, 2005, 2006 and 2007.

(4)
Options granted vested upon issuance on April 29, 2003.

(5)
Options granted vested 25% on January 1, 2004 and will vest 25% on each of January 1, 2005, 2006 and 2007.

(6)
Options granted vested 25% on July 29, 2003 and will vest 25% on each of July 29, 2004, 2005 and 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the aggregate option exercises of each of Named Executive Officers during the 2003 fiscal year and their respective holdings of unexercised options as of December 31, 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003
					Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Justin C. Dearborn	5,000	5,760	—	18,750	—	62,250
Michael W. Ferro, Jr.	200,000	66,000	—	200,000	—	646,000
Christina L. Mueller	4,800	9,984	12,825	13,277	13,484	24,900
Michael W. Nelson	5,000	5,688	32,800	35,801	56,030	85,771
Daniel J. Taylor	—	—	—	22,500	—	72,675

(1)
Values have been calculated based on the closing price of the Company's Common Stock of $5.12 on December 31, 2003, the last day of trading as reported on the NASDAQ National Market.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	810,566	8.40	731,206
Equity compensation plans not approved by shareholders	—	—	—

Total	810,566	8.40	731,206

(1)
Consists of the following equity compensation plans:

  Amended and Restated Click Commerce, Inc. Stock Option and Stock Award Plan
  Amended and Restated Click Commerce, Inc. Directors' Stock Option and Stock Award Plan

EMPLOYMENT ARRANGEMENTS

        Michael W. Ferro, Jr.    The Company is a party to an amended and restated employment agreement with Michael W. Ferro, Jr., dated January 1, 2003. The initial term of the agreement lasts until December 31, 2005. Mr. Ferro received a grant of stock options to purchase an aggregate of 400,000 shares of the Company's Common Stock under this employment agreement. Unless Mr. Ferro or the Company provides at least thirty days prior notice of termination, the term of the agreement will automatically be extended for additional successive one-year terms. Mr. Ferro's employment agreement replaced his prior agreement, which had reached the end of its initial three-year term on December 31, 2002. Under the agreement, the Company is obligated to pay Mr. Ferro an annual salary of at least $300,000 plus annual discretionary bonuses. In the event Mr. Ferro's employment is terminated without cause, he would continue to receive his salary and employee benefits for twenty-four months after termination, and he would receive the earned portion of any discretionary bonuses. Mr. Ferro has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Ferro during the term of this agreement to the extent that such inventions are related to the Company's business. Mr. Ferro has agreed not to compete with the Company for a period of twenty-four months following the cessation of his employment.

        Michael W. Nelson.    The Company is a party to an employment agreement with Michael W. Nelson, dated August 7, 2002. The initial term of the agreement is until December 31, 2004, unless earlier terminated. Under the agreement, the Company is obligated to pay Mr. Nelson an annual salary of $170,000 plus annual discretionary bonuses. In the event Mr. Nelson's employment is terminated without cause, the Company is obligated (i) to provide twelve months severance or the balance of the agreement, whichever is shorter and (ii) to continue to provide certain employee benefits for the remaining period of the initial term. Additionally, Mr. Nelson would be entitled to retain any options which had vested as of the time of termination. Mr. Nelson has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Nelson during the term of the agreement to the extent that such inventions are related to the Company's business. Mr. Nelson has agreed not to compete with the Company in the United States, Western European or Australian markets for a period of twenty-four months following the termination of his employment for any reason. In the event of a "change in control" of the Company, all options held by Mr. Nelson will vest immediately.

        Justin C. Dearborn.    The Company is a party to an employment agreement with Justin C. Dearborn, dated November 18, 2002. The initial term of the agreement is until November 18, 2004, unless earlier terminated. Under the agreement, the Company is obligated to pay Mr. Dearborn an annual salary of $150,000 plus annual discretionary bonuses. In the event Mr. Dearborn's employment is terminated without cause, the Company is obligated (i) to provide twelve months severance or the balance of the agreement, whichever is shorter and (ii) to continue to provide certain employee benefits for the remaining period of the initial term. Additionally, Mr. Dearborn would be entitled to retain any options which had vested as of the time of termination. Mr. Dearborn has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Dearborn during the term of the agreement to the extent that such inventions are related to the Company's business. Mr. Dearborn has agreed not to compete with the Company in the United States, Western European or Australian markets for a period of twenty-four months following the termination of his employment for any reason.

        Daniel J. Taylor.    The Company is a party to an employment agreement with Daniel Taylor, dated July 1, 2003. The initial term of the agreement is until June 30, 2004, unless earlier terminated. Under the agreement, the Company is obligated to pay Mr. Taylor an annual salary of $170,000 plus annual discretionary bonuses. In the event Mr. Taylor's employment is terminated without cause, the Company is obligated (i) to provide his base salary or the balance of the agreement, whichever is shorter and (ii) to continue to provide certain employee benefits for the remaining period of the initial term. Additionally, Mr. Taylor would be entitled to retain any options which had vested as of the time of termination. Mr. Taylor has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Taylor during the term of the agreement to the extent that such inventions are related to the Company's business. Mr. Taylor has agreed not to solicit the employees of the Company for a period of twenty-four months following the termination of his employment for any reason.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers and for administering the Company's stock option plans. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2003.

General Compensation Philosophy

        The goal of the executive compensation program is to provide a total compensation package composed of (i) base salary; (ii) annual incentives; (iii) equity incentives; and (iv) benefits. The total package is designed to attract and retain officers, motivate them to contribute to the Company's success and reward them for their performance. The compensation program is also intended to link a portion of each executive officer's compensation to the performance of both the Company and the individual executive officer. The Compensation Committee will apply these principles to determine annual compensation for the executive officers of the Company, but will not assign any specific weighting or apply any formula to these factors.

Base Salary

        Base salary levels for several of the executive officers were established prior to the formation of the Compensation Committee. In determining future base salaries and for new executive officers, both quantitative and qualitative factors relating to corporate and individual performance have and will be examined. In many instances, qualitative factors will involve a subjective assessment by the Compensation Committee. The Compensation Committee will consider a mix of factors and evaluate individual performance against that mix in both absolute terms and in relation to that of the executives' peers.

Annual Incentives

        The Company maintains an annual cash incentive bonus program to reward executive officers and other key employees for attaining performance goals. These goals are based primarily on company-wide performance targets, but weight may also given to individual performance, especially for senior management.

Equity Incentives

        In 2003, the Company granted options to purchase Common Stock, which in the aggregate represented rights to purchase 535,000 shares of Common Stock to executive officers under the Company's stock option plans. The Company determines the number of options granted to executive officers by evaluating each officer's job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings and potential reward to the executive officer if the stock price appreciates in the public market. Option and restricted stock grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Company believes that these stock option and restricted stock grants will more closely align the long-term interests of senior management with those of the Company's shareholders and assist in retention of key executives.

Benefits

        In 2003, the Company offered benefits to its executive officers that were substantially similar to those offered to all of the employees of the Company. These benefits included a 401(k) plan; medical and dental insurance; and life and disability insurance.

Compensation of the Chief Executive Officer

        In 2003, Michael W. Ferro, Jr. served as the Company's Chief Executive Officer. In determining Mr. Ferro's compensation for fiscal year 2003, the Compensation Committee considered a number of factors including, among things, the compensation of other executive officers of the Company, Mr. Ferro's voluntary waiver of compensation in 2001 and the fact that Mr. Ferro was not awarded a bonus or stock options during fiscal year 2002. Ultimately, the Compensation Committee decided to award Mr. Ferro a salary at the annual rate of $300,000 for fiscal year 2003, and to award him options to purchase 300,000 shares of the Company's Common Stock. Pursuant to his employment agreement, Mr. Ferro is eligible to earn an annual cash bonus equal to 100% of his annual salary subject to the achievement of certain financial goals and specified organizational and personal management objectives.

Submitted by the Compensation Committee
of the Board of Directors

    Emmanuel A. Kampouris (Chairperson)
    Samuel K. Skinner
    Andrew J. McKenna

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the 2003 fiscal year or formerly officers of the Company or any of its subsidiaries.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed the quality and integrity of the Company's audited consolidated financial statements, its compliance with legal and regulatory requirements, the qualification and independence of its independent accountants, the performance of its independent accountants and significant financial matters. The Audit Committee has also discussed such financial statements with management and with KPMG LLP, the Company's independent auditors during the 2003 fiscal year. The Audit Committee has discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380).

        The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP that firm's independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and be filed with the SEC.

Submitted by the Audit Committee
of the Board of Directors

    Edwina D. Woodbury (Chairperson)
    William J. Devers, Jr.
    John F. Sandner

INDEPENDENT ACCOUNTANT FEES

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2002 and December 31, 2003 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$183,000	$172,500
Audit-Related Fees (2)	133,707	0
Tax Fees (3)	127,891	60,000
All Other Fees (4)	0	0

Total	$444,498	$232,500

        (1)   Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

        (2)   Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or the review of the Company's consolidated financial statements and are not reported under "Audit Fees." In 2003 these amounts include the pre-acquisition audit of Allegis Corporation.

        (3)   Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

        (4)   All Other Fees consist of fees for products and services other than the services reported above. In fiscal year 2003.

        The Audit Committee has determined that the independent auditors' provision of the non-audit services described above is compatible with maintaining the independent auditors' independence.

        The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. All annual recurring audit fees require specific approval by the Audit Committee prior to the work commencing. All non-audit services which involve more than $5,000 in fees require specific approval by the Audit Committee prior to the work commencing. The Audit Committee has given general pre-approval for certain specifically defined services provided by the independent auditor that involve less than $5,000.

RELATED PARTY TRANSACTIONS

Transactions With Executive Officers, Directors and Significant Shareholders

        The Company entered into a sublease agreement with Schwarz in the second quarter of 2003 for a share of a sporting venue skybox resulting in the total expense of $39,000 during fiscal year 2003. Andrew J. McKenna, a director of the Company, is also the Chairman of the Board of Directors and Chief Executive Officer of Schwarz.

        Michael W. Ferro, Jr., the Company's founder and Chief Executive Officer, was the founder, director and majority shareholder of WarrantyCheck.com, Inc. ("WarrantyCheck"). During 2003, the Company incurred third party contractor costs to WarrantyCheck of $100,000. WarrantyCheck ceased operations in the second quarter of 2003.

STOCK PRICE PERFORMANCE GRAPH

        The graph below shows the cumulative total shareholder return assuming an investment of $100 (and the reinvestment of any dividends, if any, thereafter) beginning on June 27, 2000, the first trading day of the Company's Common Stock and ending on December 31, 2003, the last trading day of fiscal year 2003, in each of the Company's Common Stock, the NASDAQ Composite Index, and the Standard and Poor's ("S&P") Computer Software and Services Index. The Company's Common Stock price performance shown in the following graph is not indicative of future stock price performance.

        The actual returns shown on the graph above are as follows:

		Value of Investment on
	Initial Investment on 6/27/00
		12/29/00	12/31/01	12/31/02	12/31/03
Click Commerce, Inc	$100.00	$118.44	$17.93	$2.29	$5.81
NASDAQ Composite Index	100.00	64.02	50.54	34.61	51.91
S&P Software & Services Index	100.00	62.65	63.43	44.77	54.70

Annual Report Available Upon Request

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, is available without charge to each shareholder, on such shareholder's written request to Investor Relations at the Company's address indicated on the Notice of Annual Meeting of Shareholders on the first page of this Proxy Statement.

Incorporation by Reference

        The Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Audit Committee Report (including reference to the independence of the members of the Audit Committee) and the Stock Price Performance Graph above are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

Shareholder Proposals

        Shareholders may submit proposals for consideration at future annual shareholder meetings, including director nominations.

        Shareholder Proposals.    In order for a shareholder proposal or director nomination to be considered for inclusion in the Company's proxy statement and form of proxy for next year's annual meeting, the written proposal must be received by the Company no later than December 2, 2004, which is 120 days prior to the anniversary of the mailing date of this year's proxy statement. Such proposals or director nominations will need to comply with the SEC's regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials, must meet all other information and notice requirements contained in the Company's Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended for director nominations.

        Copy Of Bylaw Provisions.    Shareholders may contact Michael W. Nelson, Vice President, Chief Financial Officer and Treasurer at the Company's corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

Justin C. Dearborn Secretary
Date: April 8, 2004

APPENDIX A

CLICK COMMERCE, INC.
STOCK OPTION AND STOCK AWARD PLAN

        Click Commerce, Inc., a Delaware corporation (formerly known as "Click Interactive, Inc.") (the "Company"), maintains the Click Commerce, Inc. Stock Option and Stock Award Plan (the "Plan"), which Plan was previously amended and restated. The Plan as set forth herein is a further amendment and restatement of the Plan, which shall be effective as of the date of its adoption by the Board of Directors of the Company (the "Board"), subject to the approval of the Company's stockholders on or before the first anniversary of the date of its adoption by the Board. Upon approval by the Board, awards may be made as provided herein, subject to such subsequent stockholder approval.

  1.    Purposes.

        The Company desires to attract and retain the best available employees, officers, directors and consultants for itself and its Subsidiaries and to encourage the highest level of performance by such individuals in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible individuals the opportunity to acquire stock ownership interests in the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its Subsidiaries. The term "Subsidiary" as used herein means each corporation which meets the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

  2.    Form of Awards.

        Stock options awarded under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code ("ISOs") or options that do not meet the requirements of Section 422 of the Code ("NSOs"). Unless otherwise indicated, references in the Plan to "Options" shall include both ISOs and NSOs. The Committee may also award stock appreciation rights ("SARs") in tandem with any Option awarded hereunder. An Option (or a portion thereof) that is not designated as an ISO, or that does not satisfy all of the requirements of Section 422 of the Code, and any Option granted to an individual who is not an employee or officer of the Company or a Subsidiary, shall be a NSO. In addition, the Committee may make awards of restricted stock. Awards of restricted stock will consist of Common Stock (as defined below) transferred to participants without other payment therefor as additional compensation for services rendered or to be rendered to the Company. Restricted stock awards shall be subject to such terms and conditions as the Company determines to be appropriate at the time of grant, including, without limitation, restrictions on the sale or other disposition of such shares and provisions for the forfeiture of such shares for no consideration upon termination of the participant's employment within specified periods or under certain conditions. Each restricted stock award shall be made pursuant to a written agreement between the Company and the award recipient (the "Award Agreement"). The incentive awards that may be made under this Plan are referred to herein as an "Award" or collectively as "Awards."

  3.    Maximum Shares Available.

        The maximum aggregate number of shares ("Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock") for which Awards may be awarded under the Plan is 5,230,842, subject to adjustment pursuant to Section 11. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares of Common Stock or issued shares of Common Stock reacquired by the Company. In the event that any Award under the Plan expires unexercised or is terminated, surrendered or canceled without vesting or being exercised in whole or in part for any reason (other than cancellation as a result of the exercise of a tandem SAR), then the shares of Common Stock covered by such Award may, at the discretion of the Committee (as defined below), be made available for subsequent Awards under the Plan, upon such terms as the Committee may determine.

  4.    Administration.

        (a)   Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board, each of whom is a "disinterested person" as such term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations promulgated under the Securities and Exchange Act of 1934 (the "Act") (and, in addition, with respect to any grant of an Award, or the determination of conditions and restrictions intended to make the Award subject thereto constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such Award or determination is made by a Committee consisting of two or more "outside directors" as such term is defined in Treasury Regulation Section 1.162-27(e)(3)), and who shall be appointed by, and may be removed by, such Board.

        (b)   Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the exercise price of each such Option, the term of each such Option, the number of shares of Common Stock to be covered by each such Option and the vesting standards applicable to each such Option; (ii) to establish performance goals to be achieved within such performance periods and using such measures as it may select; (iii) to waive any condition or restriction applicable to an Option and accelerate the exercisability thereof; (iv) to designate Options as ISOs or NSOs; (v) to award SARs in tandem with such Options; (vi) to determine the size and terms of Awards of restricted stock to be made to each individual selected; (vii) to determine the time when the Awards of restricted stock will be granted and the duration of any applicable vesting period; including the criteria for exercisability and vesting and the acceleration of exercisability and vesting; and (viii) to determine the employees, officers, directors and consultants to whom, and the time or times at which, Awards shall be granted.

        (c)   Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

        (d)   Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all participants who have received awards under the Plan and all other interested persons.

        (e)   Liability; Indemnification. No member of the Committee, nor any individual to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.

  5.    Eligibility.

        Awards may be granted to executive and key management employees, officers, directors and consultants of the Company and its Subsidiaries; provided, however, that ISOs may not be granted to any individual who is not an employee of the Company or its Subsidiaries. In determining restricted stock Award recipients and the individuals to whom Options and SARs shall be granted ("Optionees") and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contribution to the success of the Company and its Subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

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  6.    Terms and Conditions of Options.

        (a)   Grant of Options. Options shall be granted in such form and upon such terms and conditions as the Committee shall from time to time determine. Each award of Options shall be evidenced by a written agreement, executed by the Optionee and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require (the "Option Agreement"). In the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern. The date on which the Option is granted to an Optionee, as set forth in the Option Agreement, is referred to herein as the "Grant Date." The maximum number of shares with respect to which Options and SARs may be granted during any calendar year to any Optionee is 1,000,000.

        (b)   Option Price. Subject to the provisions of Section 7(a) with respect to 10% stockholders of the Company, the price at which a Share may be purchased pursuant to the exercise of an Option shall be determined by the Committee at the Grant Date; provided, however, that the Option Price shall not be less than 100% of the Fair Market Value of a Share subject to such Option on the Grant Date. Subject to the provisions of Section 11, for all purposes of the Plan the "Fair Market Value" of a Share as of any date means the fair market value of the Share as determined by the Committee in its sole discretion, or pursuant to a formula it establishes from time to time which utilizes the market price of Common Stock.

        (c)   Term of Options. The term of each Option granted under the Plan shall be established by the Committee at the Grant Date. Except as otherwise provided in Section 7(a) with respect to 10% percent stockholders of the Company, the term of each ISO shall not exceed ten years from the Grant Date.

        (d)   Exercise of Options. Each Option shall be exercisable, either in whole or in part, at such time or times as shall be determined by the Committee at the Grant Date of the Option; provided, however, that no Option shall be exercisable after the expiration date of the Option. The Committee may establish performance goals to be achieved within such time periods and using such measures as the Committee may select in its sole discretion as a condition to the exercise of an Option.

        Options granted under the Plan shall be immediately exercisable in the event of a Change in Control. "Change in Control" shall occur when, (A) a person, entity or group other than an individual who is a stockholder of the Company as of the date of the Company's initial public offering ("Existing Stockholders") acquires beneficial ownership of 35% of the outstanding shares entitled to vote in elections of directors ("voting shares"), or (B) the Company consummates a merger or consolidation, or a sale or disposition of all or substantially all of its assets, other than with or to an affiliated company. An "affiliated company" means a company with respect to which the majority of the total members of its Board of Directors were selected by persons or entities who are Existing Stockholders.

        Options may be exercised by an Optionee (after the Option becomes exercisable and prior to the expiration date of the Option) by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Common Stock issuable upon exercise of the Option shall be made in full in cash or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Optionee, shall be delivered to the Optionee.

        (e)   Reload Rights. The Committee may grant reload rights which entitle the Optionee to receive a new Option ("Reload Option") to purchase shares upon the Optionee's exercise of an Option ("Underlying Option") by delivery or attestation of shares of Common Stock in payment of the Option Price. However, no Reload Option shall be granted unless (i) a sufficient number of shares remain authorized and not issued or subject to purchase under outstanding Options granted under the Plan; (ii) the Optionee is a Director or Employee on the date of exercise of the Underlying Option; (iii) the exercise of the Underlying Option is for the purchase of a number of shares of Common Stock at least

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equal to the lesser of 25% of the total number of shares subject to purchase or 100% of the shares with respect to which the Underlying Option is then exercisable; (iv) the Grant Date of the Reload Option would be at least one year before the Expiration Date of the Underlying Option; and (v) the Fair Market Value of one share of the Underlying Option on the Exercise Date is greater than or equal to the Option Price of the Underlying Option. Each Reload Option shall entitle the Optionee to purchase a number of shares equal to the sum of the number of shares used to pay the Option Price of the Underlying Option and the number of shares delivered or withheld in payment of the tax withholding amount pursuant to Section 13(a). Each Reload Option shall have the same Expiration Date as the Underlying Option. No reload Option shall have Reload Rights.

        (f)    Cancellation of SARs. Upon exercise of all or a portion of an Option, the related SARs, if any, shall be canceled with respect to an equal number of shares of Common Stock.

  7.    Special Rules Applicable to ISOs.

        (a)   10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an individual may not receive an ISO under the Plan if such individual, on the Date of Grant, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of the Common Stock subject to such ISO on the Date of Grant and (ii) such ISO is not exercisable after the date five years from its Date of Grant.

        (b)   Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000. Any portion of an Option which exceeds this annual limit shall be a NSO.

        (c)   Limitations on Time of Grant. No grant of an ISO shall be made under this Plan more than ten years after the date of adoption of the Plan by the Board.

  8.    Stock Appreciation Rights.

        (a)   Grants of SARs. SARs may be awarded by the Committee in connection with any Option granted under the Plan, either on the Date of Grant of the Option or thereafter at any time prior to the exercise, termination or expiration of the Option. SARs shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

        (b)   Exercise of SARs. An SAR shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of an SAR, the related Option shall be canceled with respect to an equal number of shares of Common Stock. An SAR shall entitle the Optionee to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one Share as of the date the SAR is exercised over (ii) the Option Price per Share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

        (c)   Settlement of SARs. As soon as is reasonably practicable after the exercise of a SAR, the Company shall (i) issue, in the name of the Optionee, Shares representing the total number of full shares of Common Stock to which the Optionee is entitled pursuant to Section 8(b) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares of Common Stock, or (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out

4

of the exercise of the SAR in cash pursuant to Section 8(d), deliver to the Optionee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

        (d)   Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

  9.    Effect of Termination of Employment or Service on Options and SARs.

        (a)   Termination of Employment or Service. In the event that an Optionee's employment or service as a non-employee director or consultant with the Company or a Subsidiary shall be terminated (for reasons other than death or disability) or in the event such Optionee shall resign from employment or service as a non-employee director or consultant, exercisable Options and SARs held by such Optionee may not be exercised after the date the employment or service terminates except to the extent the Committee (either at the Date of Grant or thereafter) permits exercise after such date but, in any case, no later than 90 days after such employment or services ended unless, in the case of an NSO, the exercise period is extended by the Committee. In no event, however, may an Option or SAR be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 6(c).

        (b)   Disability. In the event that an Optionee's employment or service as a non-employee director or consultant with the Company or one of its Subsidiaries shall be terminated as a result of the disability of the Optionee (within the meaning of Section 22(e)(3) of the Code), Options and/or SARs that the Optionee was entitled to exercise on the date his or her employment or service with the Company or Subsidiaries terminated may be exercised at any time during the first twelve months after such Optionee terminated employment or ceased serving as a non-employee director or consultant, unless, in the case an NSO, the exercise period is extended by the Committee. In no event, however, may the Option and/or SAR be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 6(c).

        (c)   Death. If an Optionee shall die while employed by or serving as a non-employee director or consultant of the Company or one of its Subsidiaries, Options and SARs that the Optionee was entitled to exercise on the date immediately preceding his or her date of death may be exercised by the Optionee's estate or by the person who acquires the right to exercise such Option and/or SAR on his or her death by bequest or inheritance. Such exercise may occur at any time within one year after the date of the Optionee's death, unless, in the case of an NSO, the exercise period is extended by the Committee. In no event, however, may the Option and/or SAR be exercised after the expiration date of the Option as designated by the Committee pursuant to Section 6(c).

        (d)   Nonexercisable Options and SARs. Options and SARs that have not yet become exercisable by the Optionee shall terminate immediately upon the Optionee's termination of employment or cessation of service as a non-employee director or consultant with the Company and its Subsidiaries for any reason whatsoever.

  10.    Restricted Stock Awards.

        Restricted stock Awards shall be granted to participants without payment therefor as additional compensation for services rendered or to be rendered to the Company, and will be granted in such form and upon such terms and conditions as the Committee shall from time to time determine. Each Award of restricted stock shall be evidenced by an Award Agreement, executed by the participant and the Company, and containing such restrictions, terms and conditions, and forfeiture provisions as the Committee may require. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. The date on which the restricted stock Award is granted to a participant, as set forth in the Award

5

Agreement, is referred to herein as the "Grant Date." The maximum number of shares with respect to which restricted stock Awards may be granted during any calendar year to any participant is 500,000.

  11.    Adjustment upon Changes in Capitalization.

        Subject to the following provisions of this Section 11, in the event of any change in the outstanding shares of Common Stock by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan or subject to Options outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Option shall not be changed, and the terms of any outstanding Option may be adjusted by the Committee in such manner as it deems equitable; provided, however, that in no event shall the Option Price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option.

  12.    Transferability.

        No Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation of other disposition of an Award not specifically permitted herein shall be null and void and without effect. An ISO or SAR may be exercised only by the Optionee during his or her lifetime and, following the Optionee's death, may be exercised only as provided in Section 10(c).

        Notwithstanding the foregoing, an Optionee may transfer all or part of a NSO or related SAR to the Optionee's spouse, child or children, grandchild or grandchildren, or to a trust for the benefit of any of the foregoing; provided that the transferee thereof shall hold such NSO or SAR subject to all of the conditions and restrictions contained herein and otherwise applicable to the NSO or related SAR, and that as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions.

  13.    Amendment and Termination of Plan.

        Subject to any approval of the stockholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Award previously granted under the Plan without the consent of the holder thereof.

  14.    Miscellaneous.

        (a)   Tax Withholding. Whenever a participant recognizes income with respect to an Award under the Plan, the Company shall have the right to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements, or to require participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy those withholding tax requirements. The Committee may, in its discretion, permit a participant to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the participant, or (ii) having the Company withhold from shares otherwise deliverable to the participant. Shares of Common Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of ISOs, the foregoing right shall be deemed to be provided to the Optionee at the time of such award. If shares are surrendered by or withheld for an participant who is subject to Section 16 of the Act, the foregoing shall be accomplished in a manner consistent with Rule 16b-3(e) thereunder.

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        (b)   Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company shall make appropriate provision for the preservation of participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

        (c)   No Right to Employment. Nothing in the Plan or in any Option Agreement or Award Agreement entered into pursuant to the Plan, nor the grant of any Award, shall confer upon any individual any right to continue in the employ of the Company or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or Award Agreement or interfere with or limit the right of the Company or a Subsidiary to modify the terms of or terminate such individual's employment at any time.

        (d)   Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (i) to the participant at the participant's address as set forth in the books and records of the Company or its Subsidiaries, or (ii) to the Company or the Committee at the principal office of the Company.

        (e)   Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (f)    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

        (g)   Term of Plan. Unless earlier terminated pursuant to Section 13, the Plan shall terminate on the tenth anniversary of the date of its original adoption by the Board.

7

APPENDIX B

CLICK COMMERCE, INC.

Governance Committee Charter

Purposes and Responsibilities

        The purposes and responsibilities of the Governance Committee (the "Committee") shall be to:

  •
  Establish, subject to approval by the full Board, criteria and personal qualifications to be used in making selections of candidates to the Board of Directors. Such criteria and qualifications may include business and financial experience and acumen, integrity, willingness to devote the necessary time and energy to fulfill the duties and responsibilities of a Director, independence and such other criteria and qualifications as the Committee determines to be appropriate under the circumstances. Such criteria shall also recognize the inability to remove Directors other than for "cause" due to limitations upon removal of a Director on a classified Board under the Delaware General Corporation Law.

  •
  Review the composition of the full Board and recommend to the Board a slate of Directors for submission to the stockholders at the Annual Meeting.

  •
  Evaluate and recommend candidates for election to the Board and committees thereof, to fill vacancies and, in this connection, the Committee shall have the authority to engage (if determined to be necessary or appropriate) and terminate search firms to be used to identify Director candidates, including the authority to approve the search firm's fees and other retention terms.

  •
  Evaluate individuals recommended by stockholders to serve as Directors.

  •
  Review and report to the Board periodically (no less often than biannually) the Committee's recommendation on the compensation payable by the Company for service as a Director to ensure that the Company's practices in this regard remain competitive with those of other corporations of similar size and scope of operations.

  •
  Monitor developments in corporate governance and review and make recommendations to the Board with respect to the Company's Board practices and procedures.

  •
  Review and make recommendations to the Board concerning modifications to the organization and functioning of the Board and its committees and their effectiveness in the Company's corporate governance process.

  •
  Perform such other duties with regard to the size, composition and operation of the Board as may be requested by the Board or the Chairman of the Board.

  •
  Review with the Chairman of the Board the agenda and calendar for the full Board.

  •
  Review and report to the Board periodically (no less often than annually) the Committee's recommendation based upon its evaluation of the performance of the Board.

Structure

        The Committee shall consist of not less than three Directors, appointed by the Board to serve one-year terms. Each member shall be an "independent" Director as defined by the Board and shall be independent of management and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. Directors who are affiliates of the Company or employees of the Company or any of its subsidiaries may not be members of the Committee. The Board shall annually appoint one of the Committee members as Chairman of the Committee.

Meetings, Reports and Procedures

        The Governance Committee shall ordinarily hold at least two regular meeting per year. The Committee may also hold special meetings, which shall be called by telephone or written notice by the Chairman of the Committee, the Secretary at the request of the Chairman or any two members acting without a meeting. A majority of all of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members. present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee shall keep a written record of its proceedings.

        In advance of every regular meeting, the Chairman of the Committee, with the assistance of the Secretary of the Company, shall prepare and distribute to the Committee members and others as deemed appropriate by the Chairman an agenda of matters to be addressed at the meeting. The Committee may require officers and employees of the Company to produce such information and reports, including reports to be provided annually or on other regular bases, as the Committee may deem appropriate.

        The Chairman of the Committee shall report to the Board at each meeting of the Board on the Committee's activities, if any, since the last Board meeting.

        The Committee shall have the authority to cause investigations to be made of such matters within the scope of the Committee's purposes and responsibilities as the Committee may deem appropriate. Such investigations may be made by the Company's employees or such other persons or firms as the Committee may direct.

        The Board shall annually appoint one of the Committee members as Chairman of the Committee. The Board shall each have the authority to remove members of the Committee with or without cause.

        The Committee, in its sole discretion, shall to the extent permitted by the By-laws of the Company and the Delaware General Corporation Law, have the authority to create and delegate to subcommittees the authority of the Committee to act with respect to specified matters.

        At least one member of the Committee shall currently or have previously held a position or had experience in corporate governance matters. A member who has held the position of chief executive officer, chairman of a publicly-held company or governance committee thereof shall be deemed to satisfy such qualification requirement.

        The Committee may adopt such additional procedures, consistent with this Charter, as the Committee deems necessary or appropriate.

2

Proxy — Click Commerce, Inc.

200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601
Proxy for Annual Meeting of Shareholders Solicited on Behalf of the Board of Directors

        The undersigned shareholder of Click Commerce, Inc., a Delaware corporation (the "Company"), hereby appoints MICHAEL W. FERRO, JR. and MICHAEL W. NELSON, or either of them, with full power of substitution in each of them, to attend the 2004 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on May 6, 2004, at 11:00 A.M., Central Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director as described in the Proxy Statement, "for" the ratification of the appointment of KPMG LLP as the Company's independent auditors and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

000000 0000000000 0 0000
Click Commerce, Inc.		000000000.000 ext 000000000.000 ext
MR. A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1		000000000.000 ext
ADD 2		000000000.000 ext
ADD 3		000000000.000 ext
ADD 4
ADD 5		Holder Account Number
ADD 6		000000000.000 ext

C 1234567890 JNT
Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A B C 1 2 3 X	☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees	MARK THIS BOX WITH AN X IF YOU PLAN TO ATTEND THE MEETING	☐
	For	Withhold
01 — Samuel K. Skinner	☐	☐
01 — Neele E. Stearns	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following resolutions.

		For	Against	Abstain
2.	To approve an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan to increase the shares authorized for issuance thereunder by an additional 300,000 shares.	☐	☐	☐
		For	Against	Abstain
3.	To approve an amendment to the Click Commerce, Inc. Stock Option and Stock Award Plan to allow for the issuance of restricted stock thereunder.	☐	☐	☐
		For	Against	Abstain
4.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year.	☐	☐	☐
5.	Any other matters which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

C.    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Note: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, guardian or officer, please give full title under signature. If this proxy is being submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

QuickLinks

PROXY STATEMENT
BOARD STRUCTURE AND COMPENSATION
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES
PROPOSAL NO. 1 ELECTION OF CLASS I DIRECTORS
EXECUTIVE OFFICERS
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE CLICK COMMERCE, INC. STOCK OPTION AND STOCK AWARD PLAN TO INCREASE THE SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 300,000 SHARES
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE CLICK COMMERCE, INC. STOCK OPTION AND STOCK AWARD PLAN TO AUTHORIZE THE ISSUANCE OF RESTRICTED STOCK THEREUNDER
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
EMPLOYMENT ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RELATED PARTY TRANSACTIONS
STOCK PRICE PERFORMANCE GRAPH
  APPENDIX A
CLICK COMMERCE, INC. STOCK OPTION AND STOCK AWARD PLAN
  APPENDIX B
CLICK COMMERCE, INC. Governance Committee Charter